MCGLADREY&PULLEN, LLP
           Certified Public Accountants and Consultants


                  INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 22, 1995, except for
Note 12, as to which the date is September 18, 1995, on the financial statements of Pioneer Railcorp (the "Registrant") as of and for the year ended
December 31, 1994, which report and statements appear in the Registrant's
Annual Report on Form 10-KSB (as amended) for the year ended December 31, 1994.




/S/ MCGLADREY & PULLEN, , LLP

Peoria, Illinois
January 26, 1996